CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Spectrum Organic Products, Inc.
Petaluma, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (as filed with the Securities and Exchange Commission on August 30, 2000) of Spectrum Organic Products, Inc. of our report dated February 21, 2003, relating to the financial statements, which appears in this Form 10-K.




/s/  BDO Seidman, LLP
-----------------------------
     BDO Seidman, LLP

San Francisco, California

March 14, 2003